UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2007

Center Financial Corporation

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-50050	52-2380548
(Commission file number)	(IRS Employer Identification No)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On January 17, 2007, Seon-Hong Kim resigned as president, chief executive officer and a member of the boards of directors of Center Financial Corporation and its wholly-owned subsidiary, Center Bank.

(c) On January 10, 2007 the boards of directors of the Company and Center Bank appointed Jae Whan Yoo to succeed Seon-Hong Kim as president and chief executive officer of the Company and Center Bank, effective January 16, 2007. In addition to his appointment as president and chief executive officer, Mr. Yoo will also be appointed to the boards of directors of the Company and Center Bank on January 24, 2007.

Mr. Yoo, 57, served as president, chief executive officer and a member of the board of directors of Hanmi Financial Corporation from July 2003 to December 2004. His acceptance of the position of president and chief executive officer of Center Financial Corporation and Center Bank represents Mr. Yoo’s first active engagement with a company since leaving Hanmi Financial Corporation. Mr. Yoo began his career at Bank of America in 1976 and progressively rose to positions of higher responsibilities in both the Seoul branch and the New York corporate office, before leaving the company in 1991 as vice president and group manager of the Seoul branch. Yoo then joined Korea Citibank (formerly KorAm Bank) from 1991 to June 2001, serving in various roles of increasing responsibilities, including executive vice president. From August of 2001 to June of 2003, Mr. Yoo held various positions, including auditor of Ceratech Corporation (Seoul, Korea), board member of Industrial Bank of Korea (Seoul, Korea), advisor to the chairman of SK Telesys (Seoul, Korea) and visiting scholar to Tsinghua University (Beijing, China). Mr. Yoo earned his B.A. in international economics and his M.B.A., both from Seoul National University in Seoul, Korea.

There are no arrangements or understanding between Mr. Yoo or any other person(s) pursuant to which he was selected as an officer or director of the company, and the company has not entered into, nor has any currently proposed plans to enter into, any transactions in which Mr. Yoo has or will have a direct or indirect material interest. In addition, there are no family relationships between Mr. Yoo and any other director or executive officer of the company.

Terms of Mr. Yoo’s employment agreement with the Company are currently unavailable and will be disclosed when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: January 19, 2007	/s/ Patrick Hartman

Center Financial Corporation Patrick Hartman Executive Vice President and Chief Financial Officer